Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP. REPORTS

2014 FIRST QUARTER RESULTS

White Plains, NY — May 5, 2014 — Universal American Corp. (NYSE: UAM) today announced financial results for the quarter ended March 31, 2014.

Results of First Quarter 2014

Universal American’s reported net loss for the first quarter of 2014 was $5.1 million, or $0.06 per share.  Adjusted net income for the first quarter of 2014 was $4.8 million, or $0.06 per share, which excludes the following after-tax items:

•                  $0.7 million, or $0.01 per share, of net realized investment gains;

•                  $0.8 million, or $0.01 per share, of tax expense;

•                  $1.3 million, or $0.02 per share, of other non-recurring legal expenses related to APS Healthcare ; and

•                  $8.5 million or $0.10 per share, of costs associated with our Accountable Care Organization (ACO) business.

Total revenues for the first quarter of 2014 were approximately $513 million.

Management Comments

Richard A. Barasch, Chairman and CEO commented, “2014 is the year in which we will set the base for future growth. Simply stated, we must fix or eliminate all of the items that detract from the solid businesses at the heart of Universal American.

“In Medicare Advantage, we have identified our core markets, largely with 4 Star ratings, and we will concentrate our efforts to grow membership, impact medical costs and improve quality in those markets. We were pleased with results of the first quarter in the core markets, helped by positive development from the prior year. These results, combined with the additional revenue resulting from 4 Star ratings in our core markets, provide a solid base for our 2015 bids. Reduction in our membership creates additional challenges in lowering our administrative ratio but we are highly focused on this effort.

“We expect that the 2013 results in our ACO business will show some savings and revenue but we are in the process of determining the size and scope of our ongoing investment. Similar to Medicare Advantage, we are identifying the ACO’s where we can truly impact the cost and quality of medical care. Our 2014 results will be crucial in making this determination and we believe that we have a core group of ACOs with whom we will generate positive results.

“Our balance sheet continues to be strong and we intend to continue to return excess capital to our shareholders. At March 31st, our tangible book value per share was $5.72 and, after the stock buyback that is scheduled to close in the second quarter, we will have approximately $130 million of excess capital.

Medicare Advantage

	Three Months Ended March 31,
Financial Performance ($ in millions)	2014	2013

Revenue	$359.8	$430.0

Operating Income	$24.9	$38.6

The decrease in operating income for the first quarter of 2014 as compared to the first quarter of 2013 was driven by a decline in membership and lower premium yield per member, partially offset by an increase in the impact of favorable prior period items, which resulted in a slightly improved medical benefit ratio (MBR). The quarter ended March 31, 2014, included $5.4 million of expense related to the new Affordable Care Act fee (“ACA fee”).

	Three Months Ended		Three Months Ended
Medical Benefit Ratio ($ in millions)	March 31, 2014		March 31, 2013

Premiums	$355.9		$424.6

Quality Initiatives(1)	$7.4	2.1%	$6.0	1.4%
Medical Benefits	282.6	79.4%	341.0	80.3%
Total Benefits	$290.0	81.5%	$347.0	81.7%

(1)  Beginning in 2014, in connection with the reporting of minimum medical loss ratios under the Affordable Care Act, we are reporting the costs of quality improvement initiatives in claims and other benefits in the consolidated statements of operations. Historically, these costs were reported in other operating costs and expenses. To maintain consistency with the new reporting classification, we have reclassified $6.0 million of such costs in the March 31, 2013 consolidated statement of operations from other operating costs and expenses to claims and other benefits.

For the first quarter of 2014, our reported MBR included positive prior period items of $21.2 million, pre-tax.  Excluding these prior period items, our adjusted MBR was 87.2%, or 85.1% excluding quality initiatives.  Our core markets had an adjusted MBR  of 83.1%, the non-core markets were 92.3% and the rural markets, with approximately 2,100 members, were 101.5%, in each case excluding expenses associated with quality initiatives.

The administrative expense ratio for the first quarter of 2014, excluding the $5.4 million ACA fee and quality initiative expenses, was 11.1%, compared to 10.5% in 2013.

Current Medicare Advantage membership is approximately 122,100.

Traditional Insurance

	Three Months Ended March 31,
Financial Performance ($ in millions)	2014	2013

Revenue	$54.0	$61.7

Operating (Loss) / Income	$(0.1)	$2.3

Revenue and Operating Income in our Traditional segment declined in the three month period ended March 31, 2014 due to the continued run-off of our legacy insurance products, which we stopped marketing and selling after June 1, 2012.

Corporate & Other

	Three Months Ended March 31,
Financial Performance ($ in millions)	2014	2013

Revenue	$98.6	$72.6

Operating Loss	$(27.8)	$(20.8)

Our Corporate & Other segment includes the results of APS Healthcare, the Total Care Medicaid plan, the New York Health Benefit Exchange, ongoing expenses related to the development of our ACOs, and the operations of our parent holding company, including debt service.

	Three Months Ended March 31,
Pre-Tax (Loss) Income ($ in millions)	2014	2013

APS Healthcare	$(2.3)	$(1.7)
Total Care	0.9	—
ACOs	(13.1)	(8.8)
Interest expense	(1.7)	(1.6)
Corporate	(11.6)	(8.7)
Total	$(27.8)	$(20.8)

Our Corporate & Other segment operating loss for the three months ended March 31, 2014 increased year-over-year primarily due to an increase in ACO and business development costs, and weaker results of our APS Healthcare business.

Share Repurchase

On March 28, 2014, we entered into a definitive agreement to repurchase 6.0 million shares of our voting common stock directly from funds associated with Capital Z Partners Management, LLC (the “Capital Z Investors”).  The aggregate purchase price for the shares is $36.2 million at a price per share of $6.03 (the “Purchase Price”). In addition, Richard A. Barasch, the Company’s Chairman and Chief Executive Officer, will purchase 330,000 shares for approximately $2 million, and Robert A. Waegelein, the Company’s President and Chief Financial Officer, will purchase 50,000 shares for approximately $0.3 million, in each case at the Purchase Price pursuant to separate agreements with the Capital Z Investors. Each of these share purchases is subject to customary closing conditions, including applicable regulatory approvals, and is expected to close later this month.

Investment Portfolio

As of March 31, 2014, prior to the $36.2 million share repurchase described above, Universal American had $1.0 billion of cash and invested assets as follows:

•                  25% is invested in U.S. Government and agency securities;

•                  The average credit quality of the fixed income portfolio is AA-; and

•                  Approximately 1% of the portfolio is non-investment grade.

A complete listing of our fixed income investment portfolio as of March 31, 2014 is available for review in the financial supplement located in the Investors — Financial Reports section of our website, www.UniversalAmerican.com.

Balance Sheet and Liquidity

As of March 31, 2014, prior to the $36.2 million share repurchase described above, Universal American’s Balance Sheet had the following characteristics:

•                  Total cash and investments were $1.0 billion and total assets were $2.1 billion;

•                  Total policyholder liabilities were $1.2 billion and total liabilities were $1.5 billion;

•                  Stockholders’ equity was $672.3 million and book value was $7.48 per diluted common share;

•                  Tangible book value per diluted common share (excluding accumulated other comprehensive income, goodwill, amortizing intangibles and deferred acquisition costs) was $5.72;

•                  Unregulated cash and investments of $79.1 million;

•                  $103.4 million of bank debt; and

•                  $40 million of mandatorily redeemable preferred stock, reported as a liability, with an annual dividend rate of 8.5%.

The ratio of debt to total capital, excluding the effect of Accumulated Other Comprehensive Income and including Universal American’s mandatorily redeemable preferred stock as debt was 17.8%.

Conference Call

Universal American will host a conference call at 8:30 a.m. Eastern Time on Tuesday, May 6, 2014, to discuss financial results and other corporate developments. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the scheduled time and ask for the Universal American call. This conference call will also be available live over the Internet and can be accessed at Universal American’s website at www.UniversalAmerican.com, and clicking on the “Investors” link in the upper right. To listen to the live call on the website, please go to the website at least 15 minutes early to download and install any necessary audio software. A replay of the call will be available on the investor relations section of the Company’s website for approximately two weeks following the call.

Prior to the conference call, Universal American will make available on its website a 1st Quarter 2014 Investor Presentation and supplemental financial data in connection with its quarterly earnings release. You can access the 1st Quarter 2014 Investor Presentation and supplemental financial data at www.UniversalAmerican.com in the “Investors” section under the “Presentations” and “Financial Reports” sections.

About Universal American Corp.

Universal American (NYSE: UAM), through our family of healthcare companies, provides health benefits to people covered by Medicare and/or Medicaid. We are dedicated to working collaboratively with healthcare professionals in order to improve the health and well-being of those we serve and reduce healthcare costs.  For more information on Universal American, please visit our website at www.UniversalAmerican.com.

*          *          *

Forward Looking Statements

This news release and oral statements made from time to time by our executive officers may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in our business and competitive strengths, all of which involve risks and uncertainties.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports.

A summary of the information set forth in the “Risk Factors” section of our SEC reports and other risks includes, but is not limited to the following: the impact of CMS’s  final Medicare Advantage reimbursement rates  which will reduce Medicare Advantage payment rates for calendar year 2015 and may make it more difficult to maintain or grow our business; we are subject to extensive government regulation and the potential that CMS and/or other regulators could impose significant fines, penalties or operating restrictions on the Company, including with respect to False Claims Act matters or RADV audits; the Affordable Care Act and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results; we may  experience membership losses in our Medicare Advantage business; if we fail to design and price our products properly and competitively or if the premiums and fees we charge are insufficient to cover the cost of health care services delivered to our members, our profitability may be materially adversely affected; changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability; reductions in funding for Medicare programs could materially reduce our profitability; we may invest significant capital and management attention in new business opportunities, including our ACOs and Medicaid opportunities, that may not be successful; failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows; we may not be able to maintain or improve our CMS Star ratings which may cause certain of our plans to be terminated or to receive less bonuses or rebates than our competitors; we may experience higher than expected medical loss ratios which could materially adversely affect our results of operations; changes in governmental regulation or legislative reform, including the impact of Sequestration, could reduce our revenues, increase our costs of doing business and adversely affect our profitability; a substantial portion of our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired; we no longer sell long-term care insurance and the premiums that we charge for the long-term care policies that remain in force may not be adequate to cover the claims expenses that we incur; any failure by us to manage our operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects; failure of the APS Healthcare business to retain existing contracts, including its contract with the Puerto Rico Medicaid agency that is expected to terminate on June 30, 2014, or enter into new contracts could further erode the value of the APS business; problems may arise in integrating the APS Healthcare business, which may result in Universal American not operating as effectively and efficiently as expected or failing to achieve the expected benefits of the transaction; Universal American may be unable to achieve cost-cutting synergies arising out of the transaction or it may take longer than expected to achieve those synergies; the APS Healthcare transaction may involve unexpected costs or unexpected liabilities, including litigation stemming from the acquisition; a substantial portion of APS Healthcare’s revenues are tied to short-term customer contracts which generally can be terminated without cause.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Universal American.

All forward-looking statements included in this release are based upon information available to Universal American as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

(Tables to follow)

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

In millions, except per share amounts

(Unaudited)

	Three Months Ended March 31,
Consolidated Results	2014	2013

Net premiums and policyholder fees	$481.7	$521.2
Net investment income	8.0	9.9
Other income	22.0	29.7
Realized gains	1.0	2.5
Total revenues	512.7	563.3

Policyholder benefits	395.7	423.0
Change in deferred acquisition costs	3.0	3.8
Amortization of present value of future profits	1.3	2.3
Affordable Care Act fee	5.4	—
Commissions and general expenses, net of allowances	101.0	103.3
Total benefits and expenses	506.4	532.4

Income before equity in losses of unconsolidated subsidiaries	6.3	30.9

Equity in losses of unconsolidated subsidiaries	(8.3)	(8.3)

(Loss) income before income taxes	(2.0)	22.6
Provision for income taxes (1)	3.1	8.6

Net (loss) income	$(5.1)	$14.0

Per Share Data (Diluted)
Net (loss) income	$(0.06)	$0.16

Diluted weighted average shares outstanding	87.5	87.4

See following page for explanation of footnote.

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

In millions, except per share amounts

(Unaudited)

	Three Months Ended March 31,
(Loss) income before taxes by Segment	2014	2013

Medicare Advantage	$24.9	$38.6
Traditional Insurance	(0.1)	2.3
Corporate & Other	(27.8)	(20.8)
Realized gains	1.0	2.5

(Loss) income before taxes	$(2.0)	$22.6

BALANCE SHEET DATA	March 31, 2014
Total cash and investments	$1,010.0
Total assets	$2,132.6
Total policyholder related liabilities	$1,150.5
Total reinsurance recoverable (ceded policyholder liabilities)	$656.4
Outstanding bank debt	$103.4
Mandatorily redeemable preferred shares	$40.0
Total stockholders’ equity	$672.3
Diluted book value per common share	$7.48
Diluted common shares outstanding at balance sheet date	89.9

Non-GAAP Financial Measures *
Total stockholders’ equity (excluding AOCI) *	$661.2
Diluted book value per common share (excluding AOCI) * (2)	$7.35
Diluted tangible book value per common share (excluding AOCI) * (3)	$5.72
Debt to total capital ratio (excluding AOCI) * (4)	17.8%

	Three Months Ended March 31,
	2014	2013

Adjusted net income (5)	$4.8	$17.2
Adjusted net income per share (diluted)	$0.06	$0.20

*

Non-GAAP Financial Measures - See supplemental tables on the following pages of this release for a reconciliation of these items to financial measures calculated under U.S. generally accepted accounting principles (GAAP).

(1)

For the quarter ended March 31, 2014, we determined our current year income tax provision using actual year-to-date financial results for our domestic and foreign tax jurisdictions, as compared to the estimated annual effective tax rate method utilized in 2013. Our effective tax rate was (153.1%) for the first quarter of 2014 compared to 38.4% for the first quarter of 2013. The variance in the effective tax rate compared with the 35% federal rate was driven primarily by permanent items. For the quarter ended March 31, 2014, the tax effect of permanent items exceeded the tax effect of our loss from operations, resulting in income tax expense. Permanent items include the non-deductible ACA fee of $5.4 million in 2014. Other permanent items impacting both periods include non-deductible executive compensation and interest on the mandatorily redeemable preferred stock. State and foreign income taxes also contributed to the variance in the effective tax rate.

(2)

Diluted book value per common share (excluding AOCI) represents Total Stockholders’ Equity, excluding accumulated other comprehensive income (“AOCI”), plus assumed proceeds from the exercise of vested, in-the-money options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested, in-the-money options.

(3)

Tangible book value per common share represents Total Stockholders’ Equity, excluding AOCI and intangible assets plus assumed proceeds from the exercise of vested, in-the-money options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested, in-the-money options.

(4)

The Debt to Total Capital Ratio (excluding AOCI) is calculated as the ratio of the Mandatorily Redeemable Preferred Shares to the sum of Stockholders’ Equity (excluding AOCI) plus the Mandatorily Redeemable Preferred Shares.

(5)

Adjusted net income is calculated as net (loss) income excluding the following items on after tax basis: net realized gains and losses, non-recurring tax benefits/expenses, ACO costs and other non-recurring items.

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

Universal American uses both GAAP and non-GAAP financial measures to evaluate the Company’s performance for the periods presented in this press release. You should not consider non-GAAP measures to be an alternative to measurements required by GAAP. Because Universal American’s calculation of these measures may differ from the calculation of similar measures used by other companies, investors should be careful when comparing Universal American’s non-GAAP financial measures to those of other companies. The key non-GAAP measures presented in our press release, including reconciliation to GAAP measures, are set forth below.

Adjusted Net (Loss) Income ($ in millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Net (loss) income	$(5.1)	$14.0
Net realized gains, after-tax	(0.7)	(1.6)
Non-recurring tax expense (benefit)	0.8	(0.3)
ACO costs, after-tax	8.5	5.0
Other non-recurring items, after-tax	1.3	0.1
Adjusted net income	$4.8	$17.2

Per share (diluted)
Net (loss) income	$(0.06)	$0.16
Net realized gains, after-tax	(0.01)	(0.02)
Non-recurring tax expense (benefit)	0.01	—
ACO costs, after-tax	0.10	0.06
Other non-recurring items, after-tax	0.02	—
Adjusted net income	$0.06	$0.20

Universal American uses adjusted net income, calculated as net (loss) income excluding net realized gains after tax, non-recurring tax expense (benefit), ACO costs after-tax, and other non-recurring items after tax as a basis for evaluating operating results. Although the excluded items may recur, we believe that the excluded items do not relate to the performance of Universal American’s core business operations and that adjusted net income provides a more useful comparison of our business performance from period to period.

	March 31, 2014	December 31, 2013
Total Stockholders’ Equity (excluding AOCI)
Total stockholders’ equity	$672.3	$664.9
Less: Accumulated other comprehensive income	(11.1)	(7.3)

Total stockholders’ equity (excluding AOCI)	$661.2	$657.6

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating growth in equity on both an absolute dollar basis and on a per share basis, as well as in evaluating the ratio of debt to total capitalization. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income or  loss, do not relate to the performance of Universal American’s core business operations.

Diluted Book Value per Common Share	March 31, 2014	December 31, 2013
Total stockholders’ equity	$672.3	$664.9
Proceeds from assumed exercises of vested options	—	—
	$672.3	$664.9
Diluted common shares outstanding	89.9	88.9

Diluted book value per common share	$7.48	$7.48

Total stockholders’ equity (excluding AOCI)	$661.2	$657.6
Proceeds from assumed exercises of vested options	—	—
	$661.2	$657.6
Diluted common shares outstanding	89.9	88.9

Diluted book value per common share (excluding AOCI)	$7.35	$7.40

As noted above, Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating growth in equity on a per share basis. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the performance of Universal American’s core business operations.

Tangible Book Value per Common Share	March 31, 2014	December 31, 2013
Total stockholders’ equity (excluding AOCI)	$661.2	$657.6
Less: intangible assets (1)	(146.4)	(149.4)
Proceeds from assumed exercises of vested options	—	—
Tangible Book Value	$514.8	$508.2
Diluted common shares outstanding	89.9	88.9

Tangible book value per common share	$5.72	$5.72

Universal American uses Tangible book value per common share as a basis for evaluating the value of the Company’s tangible net assets.

(1)         Intangible assets at March 31, 2014 include goodwill ($77.5 million), deferred acquisition costs, net of taxes ($56.5 million) and amortizing intangible assets, net of taxes ($12.4 million). Intangible assets at December 31, 2013 include goodwill ($77.5 million), deferred acquisition costs, net of taxes ($58.6 million) and amortizing intangible assets, net of taxes ($13.3 million).

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

Debt to Total Capital Ratio	March 31, 2014	December 31, 2013
Outstanding bank debt	$103.4	$103.4
Mandatorily Redeemable Preferred Shares	40.0	40.0
Total outstanding debt	$143.4	$143.4

Total stockholders’ equity	$672.3	$664.9
Outstanding bank debt	103.4	103.4
Mandatorily Redeemable Preferred Shares	40.0	40.0
Total capital	$815.7	$808.3

Debt to total capital ratio	17.6%	17.7%

Total stockholders’ equity (excluding AOCI)	$661.2	$657.6
Total outstanding bank debt	103.4	103.4
Mandatorily Redeemable Preferred Shares	40.0	40.0
Total capital	$804.6	$801.0

Debt to total capital ratio (excluding AOCI)	17.8%	17.9%

As noted above, Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating the ratio of debt to total capital. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the performance of Universal American’s core business operations.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609
Fred Buonocore (212) 836-9607